                                                                   EXHIBIT 10.19

                               DIP LOAN AGREEMENT

         This DIP Loan Agreement ("Agreement") is entered into as of March 3, 1999, by and between WILSHIRE REAL ESTATE PARTNERSHIP L.P., a Delaware limited partnership ("WREP") and WILSHIRE FINANCIAL SERVICES GROUP INC., a Delaware corporation ("WFSG").

                                    RECITALS

         A. WREP and WAC entered into the WAC Interim Loan Agreement, whereby WREP agreed to make the WAC Interim Loan pursuant to the terms thereof.

         B. Contemporaneous with the making of the WAC Interim Loan, WAC and WFSG entered into the WFSG Interim Loan Agreement, whereby WAC agreed to use the proceeds of the WAC Interim Loan to make the WFSG Interim Loan pursuant to the terms thereof.

         C. WREP has agreed to make the DIP Loan to WFSG, for the purpose of repaying the WFSG Interim Loan and for other purposes. The parties wish to set forth the terms and conditions upon which the DIP Loan will be made and repaid.

         D. On March 3, 1999 (the "Petition Date"), WFSG filed a petition under Chapter 11 of the Bankruptcy Code and currently is operating its business as Chapter 11 Debtor-in-Possession ("DIP").

         E. WFSG currently is unable to obtain the funds it requires to operate after the Petition Date other than by borrowing from WREP on the terms set forth in this Agreement. WREP is unwilling to lend to WFSG, except on the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, WREP and WFSG hereby agree as follows:

                             ARTICLE I. DEFINITIONS

A.       DEFINED TERMS

         "AFFILIATE" of any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person .


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

         "AGREEMENT" means this Loan Agreement as amended, modified or supplemented from time to time.

         "BANKRUPTCY CODE" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "BOARD REGULATION" shall mean any of Regulation D, T, U or X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other days on which commercial banks are authorized or required to be closed in Portland, Oregon.

         "CLOSE" OR "CLOSING" means the funding of the DIP Loan.

         "CLOSING DATE" means the day which is one Business Day after the satisfaction or waiver of all the conditions set forth in Section III.C hereof.

         "CAPITAL RESEARCH LOAN" means the loan from Capital Research and Management Company to WREP evidenced by an Amended and Restated Promissory Note dated as of November 12, 1998. The principal balance of the Capital Research Loan as of the date of this Agreement is approximately $18,129,000.

         "COLLATERAL" means the WAC Stock and the First Bank Stock.

         "DEFAULT" means an Event of Default or an event or condition, which with the giving of notice or the passage of time, or both, would constitute an Event of Default.

         "DIP LOAN" means the loan of up to $10,000,000 by WREP to WFSG pursuant to the terms of this Agreement.

         "EVENT OF DEFAULT" has the meaning set forth in Section VII.A hereof.

         "FIRST BANK" means the First Bank of Beverly Hills, FSB.

         "FIRST BANK STOCK" means all of the issued and outstanding capital stock of First Bank.

         "FISCAL YEAR" shall mean the fiscal year of the WFSG for accounting purposes which ends on December 31 of each year.


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

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

         "GOVERNMENTAL AUTHORITY" means any domestic or foreign national, state or local government, any political subdivision thereof, any department agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

         "GOVERNMENT RULE" means any applicable law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Government Authority.

         "INDEBTEDNESS" shall mean, with respect to any person, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of such person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such periods as is commercially reasonable for such person's business, (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person and all capitalized lease obligations, (e) all payment obligations of such person with respect to interest rate or current protection agreements, (f) all obligations of such person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all obligations of any third party secured by property or assets of such person (regardless of whether or not such person is liable for repayment of such obligations), and (h) all guarantees of such person.

         "IRWINDALE PROPERTY" shall mean that certain parcel of real property described in EXHIBIT B attached hereto.

         "LETTER AGREEMENT" means that certain amended and restated agreement dated as of January 19, 1999, by and among WREP, WFSG, WAC and WREIT.

         "LIEN" shall mean, with respect to any asset, (i) any mortgage, lien, pledge encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         "LOAN DOCUMENTS" means this Agreement, the Note, the Security Agreement, and other agreements, documents and instruments now or at any time hereafter executed and/or delivered


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

by the WFSG in connection with this Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect occurring after the Closing Date on (a) the condition, business, performance, prospects, operations or properties of WFSG or WAC, (b) WFSG's ability to pay or perform the Obligations, (c) the rights and remedies of or benefits available to WREP under the Loan Documents, or (d) WREP's Lien on the Collateral.

         "NEW LENDER" shall have the meaning defined in Section VI.A.2 of this Agreement.

         "NEW LOAN" is defined in Section VI.A.2 of this Agreement.

         "NEW LOAN DOCUMENTS" " means any agreements, documents and instruments executed and/or delivered by WREP, WFSG and/or WAC (as the case may be), in connection with the New Loan, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced.

         "NOTE" means a promissory note executed by WFSG in favor of WREP evidencing the DIP Loan, substantially in the form attached as EXHIBIT A hereto.

         "NOTICE OF NEW LOAN" shall have the meaning defined in Section VI.A.2 of this Agreement.

         "OBLIGATIONS" means all of obligations of the WFSG to WREP, under the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereby arising.

         "PREPACKAGED PLAN" or "PLAN" means the prepackaged plan of reorganization filed by WFSG on March 3, 1999,

         "SECURITY AGREEMENT" means the Security Agreement of even date from WFSG to WREP with respect to the WAC Stock, substantially in the form of EXHIBIT E attached hereto, and/or, where the context requires, a similar security agreement from WAC to WREP with respect to the First Bank Stock.

         "SENIOR NOTES" means the corporate debenture issued by WFSG which pay interest at the rate of 13% per annum with a maturity date of 2004, and the Series B Notes issued by WFSG which pay interest at the rate of 13% per annum with a maturity date of 2004.

         "SENIOR NOTEHOLDERS" means the holders of the Senior Notes.

         "VALENCIA PROPERTY" means that certain parcel of real property described in EXHIBIT C attached hereto.


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

         "WAC" means Wilshire Acquisitions Corporation, a Nevada corporation.

         "WAC INTERIM LOAN" means the loan in the amount of up to $5,000,000 by WREP to WAC pursuant to the WAC Interim Loan Agreement.

         "WAC INTERIM LOAN AGREEMENT" means that certain loan agreement dated as of February 1, 1999, by and between WREP and WAC.

         "WAC OUTSTANDING BALANCE" means the outstanding principal balance and all accrued interest on the WAC Interim Loan as of the Closing Date.

         "WAC STOCK" means all of the issued and outstanding capital stock of WAC.

         "WFSG INTERIM LOAN" means the loan in the amount of up to $5,000,000 by WAC to WFSG pursuant to the WFSG Interim Loan Agreement.

         "WFSG INTERIM LOAN AGREEMENT" means that certain loan agreement dated as of February 1, 1999, by and between WAC and WFSG.

         "WFSG OUTSTANDING BALANCE" means the outstanding principal balance and all accrued interest on the WFSG Interim Loan as of the Closing Date.

         "WREIT" means Wilshire Real Estate Investment Trust Inc., a Maryland corporation.

         "WREIT/WREP CLAIM" means the claims of WREIT and WREP against WFSG as of January 14, 1999, which claim was compromised and settled pursuant to Paragraph A of the Letter Agreement.

         "WREIT/WREP CLAIM NOTE" means a promissory note in the amount of $18,400,000 by WFSG to the order of WREP and/or WREIT substantially in the form attached as EXHIBIT D hereto.

         "WREIT/WREP CLASS" means the class of creditors in the WFSG reorganization which consists of WREIT and WREP.

                              ARTICLE II. HEADINGS

         Headings in the Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.


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

                             ARTICLE III. THE CREDIT

A.       THE DIP LOAN

         On the terms and subject to the conditions, and relying on the representations and warranties, contained in this Agreement, WREP agrees to make the DIP Loan to WFSG.

         1. The DIP Loan shall be evidenced by the Note and secured by a pledge from WAC and WFSG of the Collateral.

         2. WREP is hereby granted a security interest in and lien on the Collateral to secure all of the Obligations. Such postpetition security interest shall be valid and enforceable as of the Petition Date and shall have priority over all other security interests and liens. Except as allowed under Article VI below, WFSG shall not create or grant an interest or lien senior to WREP's interest in any of the Collateral without WREP's consent or Bankruptcy Court order.

         3. Subject to the provisions of Section B.5 below, the DIP Loan shall be disbursed to WFSG, by wire transfer of immediately available funds, on the Closing Date.

B.       REPAYMENT

         The DIP Loan shall be repaid as follows:

         1. From the Closing Date to February 29, 2000, WFSG shall make monthly payments, on the last day of each month, of accrued interest only on the outstanding balance of the DIP Loan, at the rate of twelve percent (12%) per annum, in arrears. Interest shall be calculated based on the actual number of days elapsed in a year of 360 days.

         2. Commencing on February 29, 2000 and on the last day of each month thereafter, WFSG shall make equal monthly payments of principal and accrued interest in an amount that will fully amortize the outstanding principal balance of the DIP Loan in 48 monthly payments.

         3. All outstanding principal of the DIP Loan and accrued interest thereon shall be paid in full on February 29, 2004.

         4. Without limiting any of WREP's other remedies, on and after the occurrence and during the continuance of any Default or Event of Default, WFSG shall on demand from time to time pay interest, to the extent permitted by law, on all Obligations outstanding up to the date of cure or waiver of such Default or Event of Default at a rate per annum equal to fourteen percent (14%) per annum in lieu of the 12% interest rate. WFSG shall make each payment hereunder and under any instrument delivered hereunder not later than 5:00 p.m. (Oregon time) on the day


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

when due in lawful money of the United States (in freely transferable dollars) to WREP, in immediately available funds, or as otherwise directed.

         5. WFSG shall apply the proceeds of the DIP Loan to pay the WFSG Outstanding Balance in full, and shall direct WAC to apply such proceeds to the WAC Outstanding Balance. The parties agree that on the Closing Date, (a) WREP may withhold from disbursement of the DIP Loan an amount equal to the WFSG Outstanding Balance and such amount shall be deemed to be applied to the WFSG Outstanding Balance, and (b) if the WFSG Outstanding Balance is less than the WAC Outstanding Balance, WFSG may withhold the difference from disbursement of the DIP Loan.

         6. Payments under this Section B shall be applied first to accrued interest through the date of payment, then to principal. If the date specified for a payment is not a Business Day, then payment shall be due on the next Business Day. WFSG may prepay the DIP Loan, in whole or in part, at any time without penalty or prepayment premium.

C.       CONDITIONS OF DIP LOAN

         The obligation of WREP to disburse the DIP Loan is subject to the satisfaction of all of the following conditions on or prior to the Closing Date. WREP shall have the sole discretion to waive, in whole or in part, satisfaction of any of the conditions:

         1.       CONDITIONS PRECEDENT.

                  (a) CAPITAL RESEARCH RESTRUCTURING. WREP has restructured the Capital Research Loan to provide for terms no less favorable to WREP than the following: (i) interest at 16% per annum, payable monthly, (ii) principal due two years from restructuring, (iii) secured by a lien in WREP's equity in any of WREP's real property other than the Irwindale Property and the Valencia Property, and (iv) prepayable at any time in whole or in part without any penalty, and such other commercially reasonable terms for a loan of its type.

                  (b) MOTION. WFSG has filed a motion for authorization to incur postpetition debt pursuant to this Agreement, with terms and in a form acceptable to WREP, (the "Motion") and given proper notice of the Motion in accordance with Federal Rule of Bankruptcy Procedure 40001(d).


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

                           (i) PROPOSAL OF PREPACKAGED PLAN. WFSG has not materially revised the Prepackaged Plan.

                  (c) COURT ORDER. After Final Hearing of the Motion , the Bankruptcy Court having jurisdiction over WFSG's Chapter 11 case has entered a final order:

                           (i) authorizing and approving the DIP Loan on the terms of this Agreement and the other Loan Documents;

                           (ii) granting super-priority and administrative claim status to WREP's claims under the DIP Loan pursuant to 11 USC Section 507(b) and 503(b);

                           (iii) authorizing and approving, pursuant to 11 USC Section 364(c)(2), WFSG's grant to WREP of a first-priority security interest in the Collateral in accordance with the Security Agreement and Article III. A. (2) hereof, which security interest shall be deemed perfected without filing or any other act to effect perfection; and

                           (ii) finding that in making the DIP loan, WREP is acting in good faith within the meaning of 11 USC Section 364(e);

                           which Order has not been stayed pending appeal (the "Final Order").

                  (d) ABSENCE OF MATERIAL CHANGES. From the date of the execution of the loan documents relating to the WFSG Interim Loan, there has been no change that has caused a Material Adverse Effect in the business, assets or results of operations of: (i) WFSG and its subsidiaries taken as a whole, (ii) WAC, or (iii) First Bank.

                  (e) FINANCING. WREP has arranged for financing, on terms satisfactory to WREP, to obtain funds sufficient to allow WREP to make the DIP Loan.

                  (f) WREIT/WREP CLAIM NOTE. The WREIT/WREP Claim Note has been executed and delivered.


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

         2. DOCUMENTATION.

                  WREP has received each of the following duly executed:

                  a)       This Agreement.

                  b)       The Note.

                  c) The Security Agreement from WFSG and the Security Agreement from WAC pledging the Collateral to secure the Obligations.

                  d)       A good standing certificate for WFSG.

                  e)       Certificate of incumbency from WFSG.

                  f)       A good standing certificate for WAC.

                  g)       Certificate of incumbency from WAC.

                  h)       The WREIT/WREP Claim Note.

         3. COLLATERAL.

                  a) WFSG has delivered to WREP (as collateral under the Security Agreement) original certificates for the WAC Stock, together with stock powers executed in blank by WFSG.

                  b) WAC has delivered to WREP (as collateral under the Security Agreement) original certificates for the First Bank Stock, together with stock powers executed in blank by WAC.

         4. REPRESENTATIONS AND WARRANTIES. All representations and warranties by WFSG and WAC are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

         A. REPRESENTATIONS AND WARRANTIES OF WFSG

         WFSG hereby makes the following representations and warranties to WREP, which representations and warranties shall survive the Closing and shall survive the full and final payment and satisfaction and discharge of all Obligations.

         1. LEGAL STATUS

         WFSG is a corporation, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a Material Adverse Effect.

         2. AUTHORIZATION AND VALIDITY

         Upon authorization by the Bankruptcy Court, WFSG has full power and legal capacity to execute, deliver, and perform the terms and provisions of this Agreement and all of the documents and instruments that it is required to execute, deliver, and perform by the terms of this Agreement. The Loan Documents have been authorized by WFSG's signature thereto and the performance by it of its obligations under the Loan Documents constitutes a proper corporate purpose under all applicable law. Upon their execution and delivery in accordance with the provisions hereof, the Loan Documents will constitute legal, valid and binding agreements and obligations of WFSG enforceable against it in accordance with their respective terms.

         3. NO VIOLATION

         The execution, delivery and performance by WFSG of each of the Loan Documents do not violate or contravene any provision of its Articles of Incorporation or By-Laws, do not violate any Government Rule or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which it or any subsidiary of it is a party or by which it may be bound, and do not result in the creation or imposition of any Lien upon any property or assets of the WFSG.

         4. ACCURACY OF REPRESENTATIONS IN SECURITY AGREEMENT

         All representations and warranties of WFSG contained in the Security Agreement are true and correct in all material respects.

         5. FEDERAL RESERVE REGULATIONS

         WFSG is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of the DIP Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock (except payment on margin calls for currently held mortgage-backed securities) or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation T, U or X thereof.


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

         6. USE OF PROCEEDS

         The first proceeds of the DIP Loan shall be used by WFSG to pay off in full the WFSG Outstanding Balance. The balance of the proceeds of the DIP Loan shall be used by WFSG in the ordinary course of business or for such purposes outside the ordinary course of business as are consented to by WREP and approved by the order of the Bankruptcy Court.

         7. NO MATERIAL MISSTATEMENTS

         No information, report, financial statement, exhibit or schedule prepared or furnished by or on behalf of WFSG to WREP in connection with any Loan Document or the transactions contemplated thereby or included therein, if any, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         8. SECURITY INTEREST

         WFSG is the record and beneficial owner and holder of the WAC Stock, free and clear of all encumbrances. The stock certificates of the WAC Stock are free of any legends or other reference to any purported encumbrance or restrictions, and they represent all of the outstanding shares issued by WAC. The Security Agreement creates and grants to the WREP a valid and perfected first priority security interest in the collateral identified therein. Such collateral or property is not subject to any other Liens.

         9. TAXES

         WFSG has filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed by it, on or prior to the Closing Date, other than tax returns in respect of taxes that (x) are not franchise, capital or income taxes, (y) in the aggregate are not material and
(z) would not, if unpaid, result in the imposition of any material Lien on any property or assets of the WFSG. WFSG has paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by them, other than any taxes or assessments the validity of which WFSG is contesting in good faith by appropriate proceedings, and with respect to which WFSG shall, to the extent required by GAAP have set aside on its books adequate reserves, and taxes other than income, capital or franchise taxes that in the aggregate are not material and which would not, if unpaid, result in the imposition of any material Lien on any property or assets of WFSG.

B. REPRESENTATIONS AND WARRANTIES OF WAC

         WAC hereby makes the following representations and warranties to WREP, which representations and warranties shall survive the Closing and shall survive the full and final payment and satisfaction and discharge of all Obligations.

         1. LEGAL STATUS

         WAC is a corporation, duly organized and existing and in good standing under the laws of the State of Nevada, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a Material Adverse Effect.

         2. CAPITALIZATION

         The authorized equity securities of WAC consist of (a) fifty million shares of common stock, par value one cent per share, of which 23,595.4649 shares are issued and outstanding, and (b) two hundred million shares of preferred stock, par value one cent per share (of which one hundred million shares are designated Series A Preferred), none of which are issued or outstanding. All such equity securities shall together constitute the WAC Stock.

         3. AUTHORIZATION AND VALIDITY

         The Loan Documents to which WAC is a party, upon their execution and delivery in accordance with the provisions hereof, will constitute legal, valid and binding agreements and obligations of WAC, enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights and general principles of equity.

         4. NO VIOLATION

         The execution, delivery and performance by WAC of each of the Loan Documents to which it is a party do not violate or contravene any provision of its Articles of Incorporation or By-Laws, do not violate any Government Rule or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which it or any subsidiary of it is a party or by which it may be bound, and do not result in the creation or imposition of any Lien upon any property or assets of WAC.

         5. USE OF PROCEEDS

         On the Closing Date, WAC shall use the funds it receives from WFSG in payment for the WFSG Outstanding Balance, and other funds if necessary, to pay in full the WAC Outstanding Balance.

         6. SECURITY INTEREST

         WAC is the record and beneficial owner and holder of the First Bank Stock, free and clear of all encumbrances. The stock certificates of the First Bank Stock are free of any legends or other reference to any purported encumbrance or restrictions, and they represent all of the outstanding shares issued by First Bank. The Security Agreement creates and grants to WREP a valid and perfected first priority security interest in the First Bank Stock. The First Bank Stock is not subject to any other Liens. All representations and warranties of WAC contained in the Security Agreement are true and correct in all material respects.

                        ARTICLE V. AFFIRMATIVE COVENANTS

         WFSG covenants that for so long as any Obligations remain outstanding, and until payment in full, in cash, of all Obligations, WFSG shall, unless WREP otherwise consents in writing and subject to the order by the Bankruptcy Court:

A. PUNCTUAL PAYMENTS AND PERFORMANCE

         Punctually pay and perform all Obligations including, without limitation, all principal, interest and other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and perform and comply with all covenants.

B. ACCOUNTING RECORDS

         Keep accurate books and records of its financial affairs sufficient to permit the preparation of consolidated financial statements therefrom in accordance with GAAP.

C. FURTHER ASSURANCES

         At the request of WREP at any time and from time to time, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Loan Documents, at WFSG's expense.

D. LEGAL EXISTENCE

         Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

E. BUSINESS AND PROPERTIES

         At all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and comply in all material respects with all laws, rules, regulations and governmental orders (whether federal, state or local) applicable to the operation of its businesses.

F. TAXES

         Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any part thereof.

G. BANKRUPTCY COURT ORDER

         Comply with all orders of the Bankruptcy Court.

H. INSPECTION

         Allow WREP or its agents, representatives, or workers to enter WFSG's places of business at any reasonable time after prior written notice to WFSG for the purpose of inspecting and copying any of WFSG's books and records, and for the purpose of performing any of the acts it is authorized to perform under the terms of this Agreement or any of the other Loan Documents. Any such inspection shall take place during ordinary business hours and shall not unduly interfere with the operation of WFSG's business. WREP shall give WFSG reasonable notice before conducting such an inspection, provided that 24 hours' notice shall conclusively be deemed reasonable. WREP's inspection rights hereunder shall he in addition to all of WREP's rights to inspect its collateral under its security agreements with WFSG and otherwise.

I. REPORTS

         Deliver to WREP copies of all reports filed by WFSG with any governmental agency.

J. INFORMATION

         With reasonable promptness, provide such other information respecting the business, operations, and financial condition of WFSG or its affiliates as WREP may from time to time reasonably request.

K. LICENSES

         Maintain all material licenses, permits, and all related or other agreements, necessary for WFSG to operate its business, as the same may now exist or be modified or expanded.

L. COMPLIANCE

         At all times comply with any and all material regulations, rules, or requirements of any federal agency or department and of any state, local, or municipal government agency or department that may at any time have jurisdiction or power to regulate, license, or grant permits in respect of the facilities or activities of WFSG, whether such regulations, rules, or requirements presently exist or are modified, promulgated, or implemented after the date hereof.

M. POST-PETITION CLAIMS

         Duly pay and discharge all lawful claims arising after the Petition Date whether for labor, materials, rentals, or anything else, that might or could, if unpaid, become a lien or charge upon WFSG's property including, but not limited to, a lien or charge under Bankruptcy Code Section 506(c), unless and to the extent only that the validity thereof, after written notice thereof having been given to WREP, is being contested in good faith and by appropriate proceedings. In the event any charge is being contested by WFSG as allowed above, WFSG shall establish adequate reserves against possible liability in respect thereto.

N. NOTICE OF ACTION OR DISPUTE

         Promptly give written notice to WREP of any of the following with respect to WFSG:

                  (i) Any (a) refusal or failure by any governmental agency or instrumentality to renew or extend any material license, certificate of compliance, or permit (b) revocation, termination, or modification thereof, or (c) denial or threatened denial or revocation or modification by any governmental agency or instrumentality of any material authorization required by law.

                  (ii) Any nonrenewal or modification of, any material lease for real or personal property to which WFSG is a party.

                  (iii) Any postpetition actions, proceedings, or claims of which it may have notice, that may be commenced or asserted against it in which the amount involved is $1,000,000 or more, and that is not fully covered by insurance or that, if not solely a claim for monetary damages, could, if adversely determined, have a material adverse effect on it.

O. NOTICE OF DEFAULT

         Promptly notify WREP in the event that WFSG becomes aware of a Default or Event of Default hereunder.

P. NOTICE OF OFFERS

         Notify WREP of any written offers to purchase WFSG's assets out of the ordinary course of business.

Q. COPIES

         Provide WREP with copies of all pleadings filed in this case, except proofs of claim or notices of appearance, that do not evidence service on WREP or its counsel.

R. STATUS MEETINGS

         Meet with WREP on reasonable notice, at reasonable times, and at reasonable intervals to inform WREP of the status of the bankruptcy case.

                         ARTICLE VI. NEGATIVE COVENANTS

         WFSG and WAC covenant that so long as any Obligations remain outstanding, and until payment in full, in cash of all Obligations, WFSG and WAC will not, unless otherwise permitted by the Bankruptcy Court, without the prior written consent of WREP:

A. LIENS

         1. Except as otherwise provided in Article VI.A.2 below, incur, create, assume or permit to exist any Lien on any of the Collateral, whether owned at the Closing Date or thereafter acquired, or assign or convey any rights to or security interests in any of the Collateral, except for liens which are expressly subordinate to WREP's liens in the Collateral.

         2. If WFSG or WAC desires to borrow from a new lender ("New Lender") secured by a lien on the WAC Stock or the Bank Stock (as the case may be) prior to WREP's lien on the WAC Stock or the Bank Stock (as the case may be), then prior to accepting a commitment for a loan ("New Loan") from the New Lender, WFSG or WAC (as the case may be) shall give written notice to WREP ("Notice of New Loan") and give WREP the opportunity to make a loan to WFSG and/or WAC (as the case may be) under the same terms as the New Loan. If WREP declines to make such loan, or WREP fails to respond within 5 days of receipt of the Notice of New Loan, WFSG or WAC (as the case may be) shall have the right to complete the New Loan and WREP shall agree to subordinate the priority of its lien in the WAC Stock or the First Bank Stock and the right to repayment of the DIP Loan to the New Loan pursuant to a reasonable subordination agreement, provided that (a) immediately after the closing of the New Loan, the ratio of all debts of WFSG or WAC (as the case may be) secured by the WAC Stock or First Bank Stock (as the case may be) to the tangible equity of WAC or First Bank (as the case may be) does not exceed 1:2; (b) the term of the New Loan is for not less than two years; (c) if the interest rate of the New Loan is greater than the interest rate of the DIP Loan, WREP shall have the right to increase the interest rate of the DIP Loan (up to the principal amount of the New Loan) to the same interest rate as the New Loan; and (d) the loan documents of the New Loan shall contain
(i) a provision that in the event of a default by WFSG or WAC (as the case may be) under the New Loan, the New Lender would give WFSG or WAC (as the case may
be) and WREP written notice of such default and an opportunity to cure within 30 days of such notice; (ii) in the event an action for foreclosure is instituted against WFSG or WAC (as the case may be) by the New Lender, WFSG or WAC (as the case may be) or WREP shall have the right to redeem the WAC Stock or the First Bank Stock (as the case may be) from the foreclosure up to the completion of the foreclosure proceedings but in no event less than 90 days from the notice of default; and (iii) such other commercially reasonable terms for a loan of its type.

B. DIVIDENDS, DISTRIBUTIONS AND PAYMENTS

         Declare or pay, directly and indirectly, any dividends, whether in cash or otherwise, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock, provided however WAC may pay dividends on preferred stock as required thereby.

C. INVESTMENTS

         Make any investments, except in the ordinary course of business in accordance with its historical practices.

D. MODIFICATION OF CHARTER DOCUMENTS

         Modify, amend or alter, or permit the modification, amendment or alteration, of its certificate or articles of incorporation in any manner materially adverse to the interests of the WREP as the lender hereunder.

E. SEPARATE COVENANTS WITH RESPECT TO WFSG.

         WFSG shall not:

         1. sell its assets outside of the ordinary course of business; except in accordance with the Prepackaged Plan;

         2. commingle its assets with those of any other entity.

                         ARTICLE VII. EVENTS OF DEFAULT

A.       EVENTS OF DEFAULT

         The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         1. Failure to have properly noticed and completed the Final Hearing on the Motion within 45 days of the Petition Date unless WREP approves in writing of additional time.

         2. A notice of lien, levy, or assessment is filed of record with respect to all or a part of the Collateral and the same is not released within 30 days.

         3. Custody or control of any substantial part of WFSG's property is assumed by any governmental agency or authority or any court of competent jurisdiction at the insistence of any governmental agency or authority, or any governmental regulatory agency or authority takes any final action that would have a material adverse effect on the Collateral.

         4. There shall occur any refusal or failure by any governmental agency or instrumentality to issue, renew, or extend any lease, license, contract, certificate of compliance, or permit with respect to the operation of the business of WFSG, or any denial, forfeiture or revocation by any governmental agency or instrumentality of any license, permit, or authorization required by law, which refusal, failure, denial, forfeiture or revocation could have a material adverse effect on WFSG and the Collateral.

         5. Any event occurs that specifically affects WFSG and that has a material adverse effect upon the business or financial condition of WFSG, and that materially increases WREP's risk or materially impairs the Collateral.

         6. WFSG's authority to borrow from WREP terminates or expires.

         7. The Bankruptcy Court announces from the bench or enters any order or judgment holding any material provision of this Agreement invalid or unenforceable and such order or judgment materially and adversely affects WREP.

         8. The Bankruptcy Court announces from the bench or enters any order dismissing WFSG's bankruptcy case, converting that case to a chapter 7 case, or appointing a trustee, or WFSG files a motion to convert that case to a chapter 7 case or a motion to have a trustee appointed.

         9. WFSG fails to pay when due any amount payable under any of the Loan Documents, or WFSG otherwise defaults in the performance of or compliance with any other obligation, agreement or other provision contained in any Loan Document and such failure continues for at least 10 days;

         10. Any representation or warranty made by WFSG under, or in connection with, any of the Loan Documents, was false or misleading in any material respect when furnished or made;

         11. Any representation or warranty made by WAC under, or in connection with, any of the Loan Documents, was false or misleading in any material respect when furnished or made;

         12. An "event of default" occurs under the Security Agreement; or

         13. This Agreement, or any other Loan Documents, for any reason cease to be, or are asserted by WFSG or WAC not to be, legal, valid and binding obligations, enforceable in accordance with their terms, or the security interest created by the Security Agreement for any reason ceases to be a valid, first priority perfected security interest in the Collateral.

B. REMEDIES

         Upon the occurrence or existence of (a) an Event of Default which relates to WFSG's obligation to make payments hereunder, or (b) an Event of Default which relates to WFSG's or WAC's non-monetary obligation hereunder which remains uncured for a period of 20 days after written notice from WREP, and at any time thereafter during the continuance of such Event of Default, by written notice to WFSG or WAC, as the case may be, WREP may declare all or any part of the Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by WFSG or WAC (as the case may be) and may, subject to the approval, if any, of any Governmental Authority, including the Office of Thrift Supervision, exercise its remedies under the Security Agreement and/or any of the other Loan Documents.

                           ARTICLE VIII. MISCELLANEOUS

A. CONTINUING OBLIGATIONS

         Termination of this Agreement or the other Loan Documents shall not relieve or discharge WFSG of its duties, obligations and covenants under the Loan Documents until all Obligations have been fully and finally discharged and paid in cash.

B. NOTICES

         All notices, requests and demands that a party is required or may desire to give to the other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

         WFSG:             WILSHIRE FINANCIAL SERVICES GROUP INC.
                           1776 SW Madison Street
                           Portland, Oregon  9720
                           Attention:  Andrew Wiederhorn
                           Telecopy:  (503) 223-8799

                           with a copy to:

                           Gary R. Barnum
                           Stoel Rives LLP
                           Suite 2300
                           900 SW Fifth Avenue
                           Portland, OR 97204
                           Telecopy:  (503) 220-2480

                           Latham & Watkins
                           633 West Fifth Street, Suite 4000
                           Los Angeles, California 90071-2007
                           Attention:  Benjamin J. Murphy
                           Telecopy:  (213) 891-8763

         WAC:              WILSHIRE ACQUISITIONS CORPORATION
                           1776 SW Madison Street
                           Portland, Oregon  97205
                           Attention:  Lawrence Mendelsohn
                           Telecopy:  (503) 223-8799

                           with copies to:

                           WILSHIRE ACQUISITIONS CORPORATION
                           1776 SW Madison Street
                           Portland, Oregon  97205
                           Attention:  Mark Peterman
                           Telecopy:  (503) 223-8799

                           Latham & Watkins
                           633 West Fifth Street, Suite 4000
                           Los Angeles, California  90071-2007
                           Attention:  Bennett J. Murphy
                           Telecopy:  (213) 891-8763

                           and

                           Stoel Rives LLP
                           900 SW Fifth Avenue, Suite 2600
                           Portland, Oregon 97204-1268
                           Attention:  Mark A. Norby
                           Telecopy:  (503) 220-2480

         WREP:             WILSHIRE REAL ESTATE PARTNERSHIP L.P.
                           1776 SW Madison Street
                           Portland, Oregon  97205
                           Attention:  Andrew Wiederhorn
                           Telecopy:  (503) 223-8799

                           with a copy to:

                           Davis Wright Tremaine LLP
                           1300 SW Fifth Avenue, Suite 2300
                           Portland, OR 97034
                           Attention:  James C. Waggoner
                           Telecopy:  (503) 778-5299

or to such other address as a party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt and the sender will endeavor to send a hard copy of such telecopied notice to the recipient by mail.

C. SUCCESSORS; ASSIGNMENT

         This Agreement shall be binding upon and insure to the benefit of the successors and assigns of the parties; provided, however, that WFSG may not assign or transfer its interest hereunder.

D. ENTIRE AGREEMENT; AMENDMENT

         The Loan Documents constitute the entire agreement between WFSG and WREP with respect to the DIP Loan and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof, PROVIDED that the terms of the Letter Agreement with respect to the subject matters contained herein shall be incorporated by this reference. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

E. THIRD PARTY BENEFICIARIES

         This Agreement is made and entered into the for sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other Person shall be a third party beneficiary or, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

F. TIME

         Time is of the essence of each and every provision of the Loan
Documents.

G. SEVERABILITY OF PROVISIONS

         If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

H. COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

I. EXPENSES; ATTORNEY FEES; INDEMNITY

         1. In the event any suit, action or arbitration is instituted to enforce or interpret any of the terms, or if any proceeding is commenced which arises out of, or which relates to this Agreement, including any action or participation in or in connection with a case proceeding under any Chapter of the Bankruptcy Code or any successor statute, the prevailing party shall be entitled to such sum as the court or arbitrator may adjudge reasonable as attorney fees and costs in such suit, action or arbitration or upon any appeal from any judgment, order, decree or award entered therein, and whether or not such fees and costs are prescribed by statute. Whether or not any court action or arbitration is involved, after the occurrence of an Event of Default, WFSG agrees to pay all reasonable attorney fees and costs incurred by WREP to protect its interests or enforce its rights hereunder.

         2. WFSG agrees to indemnify WREP and Wilshire Real Estate Investment Trust Inc. and their directors, officers, employees and agents against, and agrees to hold WREP and Wilshire Real Estate Investment Trust Inc. and each such person harmless from, any and all losses, claims, damages, liabilities, fines, penalties and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against them, or any of them, arising out of, in any way connected with, or as a result of:

         a)       breach of any representation or warranty,

         b) a violation of, or failure to comply with, any environmental law, rule or regulation, or

         c) any claim, litigation, investigation or proceedings related to any of the foregoing, whether or not WREP or any such person is a party thereto; provided, however, that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the negligence or misconduct of WREP.

J. WAIVER OF JURY TRIAL

         1. Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under on in connection with this Agreement, the Note, any of the other Loan Documents or the transactions contemplated hereby.

         2. Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph
(a) of this Section J any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

         3. Each party hereto certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that other party would not, in the event of litigation, seek to enforce the foregoing waivers and acknowledges that it has been induced to enter into this Agreement, the Note or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

WAIVER AND ESTOPPEL. WREP may at any time and from time to time waive in writing any one or more of the terms and/or conditions contained in this Agreement, but any such waiver shall be deemed to be made pursuant to this Agreement and not in modification thereof, and any such waiver in any instance shall not be construed a waiver of such condition in any other circumstance or in any subsequent Default or Event of Default. The failure of WREP to promptly exercise its rights or remedies shall not be deemed to be a waiver or grounds for the claim of estoppel.

K. GOVERNING LAW

         This Agreement shall be government by and construed in accordance with the laws of the State of Oregon.

L. OREGON STATUTORY NOTICE

         UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY WREP AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY WFSG'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY WREP TO BE ENFORCEABLE.

         IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED AS OF THE DAY AND YEAR FIRST WRITTEN ABOVE.

WILSHIRE REAL ESTATE PARTNERSHIP L.P.
A DELAWARE LIMITED PARTNERSHIP

By:      WILSHIRE REAL ESTATE INVESTMENT TRUST INC.,
         a Maryland corporation, its General Partner

         By:      ____________________________
         Title:   ____________________________

WILSHIRE FINANCIAL SERVICES GROUP INC.,
A DELAWARE CORPORATION

By:      _______________________
Its:     _______________________

With respect to Sections III.B.5 (Repayment), III.C.3 (Collateral), IV.B. (Representations and Warranties) and VI.A.2 (New Loan) of this Agreement only.

WILSHIRE ACQUISITIONS CORPORATION,
A  NEVADA CORPORATION

By:      _________________________
Title:   _________________________